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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Disclosure of Portfolio Holdings Policies and Procedures" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated July 21, 2006 on the financial statements and financial highlights of VALIC Company I (comprised of Asset Allocation Fund, Blue Chip Growth Fund, Broad Cap Value Income Fund, Capital Conservation Fund, Core Equity Fund, Core Value Fund, Foreign Value Fund, Global Equity Fund, Global Strategy Fund, Government Securities Fund, Growth & Income Fund, Health Sciences Fund, Inflation Protected Fund, International Equities Fund, International Government Bond Fund, International Growth I Fund, Large Cap Core Fund, Large Capital Growth Fund, Mid Cap Index Fund, Mid Cap Strategic Growth Fund, Money Market I Fund, Nasdaq-100(R) Index Fund, Science & Technology Fund, Small Cap Fund, Small Cap Aggressive Growth Fund, Small Cap Index Fund, Small Cap Special Values Fund, Small Cap Strategic Growth Fund, Social Awareness Fund, Stock Index Fund, VALIC Ultra Fund, and Value Fund) as of and for the year ended May 31, 2006 in the Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A No. 2-83631/811-3738).

                                        ERNST & YOUNG LLP

Houston, Texas
September 13, 2006